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                                                             Exhibit 28(h)(2)(c)

                             AMENDMENT NO. 2 TO THE
                               FUND ACCOUNTING AND
                  FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT

     The Lincoln National Life Insurance Company ("Lincoln Life"), each fund in the Lincoln Variable Insurance Products Trust listed on Schedule A (each, a
                                                        ----------
"Fund" and collectively, the "Funds"), and Delaware Service Company, Inc. ("DSC") previously entered into a Fund Accounting and Financial Administration Oversight Agreement dated October 1, 2007 ("Agreement"). The Agreement was amended effective as of December 29, 2009, to, among other things, provide that The Lincoln National Life Insurance Company would no longer be a party to the Agreement. The parties now desire to amend the Agreement in this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

     2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     This Amendment is executed effective as of April 30, 2010.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

LINCOLN VARIABLE INSURANCE                   DELAWARE SERVICE COMPANY, INC.
PRODUCTS TRUST, on behalf of the Funds
listed on Schedule A


By:  /s/  Kevin J. Adamson                   By:  /s/ Richard Salus
     ---------------------------------            ------------------------------
Name: Kevin J. Adamson                       Name: Richard Salus
Title: Second Vice President                 Title: Senior Vice President


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                                   SCHEDULE A
                                   -----------

                             TO THE FUND ACCOUNTING
            AND FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
               DELAWARE SERVICE COMPANY, INC. AND LINCOLN VARIABLE
                            INSURANCE PRODUCTS TRUST

                              DATED APRIL 30, 2010

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

     LVIP American Global Growth Fund
     LVIP American Global Small Capitalization Fund
     LVIP American Growth Fund
     LVIP American Growth-Income Fund
     LVIP American International Fund
     LVIP Baron Growth Opportunities Fund
     LVIP BlackRock Inflation Protected Bond Fund
     LVIP Capital Growth Fund
     LVIP Cohen & Steers Global Real Estate Fund
     LVIP Columbia Value Opportunities Fund
     LVIP Delaware Bond Fund
     LVIP Delaware Diversified Floating Rate Fund
     LVIP Delaware Foundation(R) Aggressive Allocation Fund
     LVIP Delaware Foundation(R) Conservative Allocation Fund'
     LVIP Delaware Foundation(R) Moderate Allocation Fund
     LVIP Delaware Growth and Income Fund
     LVIP Delaware Social Awareness Fund
     LVIP Delaware Special Opportunities Fund
     LVIP Global Income Fund
     LVIP J. P. Morgan High Yield Fund
     LVIP Janus Capital Appreciation Fund
     LVIP Marsico International Growth Fund
     LVIP MFS Value Fund
     LVIP Mid-Cap Value Fund
     LVIP Mondrian International Value Fund
     LVIP Money Market Fund
     LVIP SSgA Bond Index Fund
     LVIP SSgA Developed International 150 Fund
     LVIP SSgA Emerging Markets 100 Fund
     LVIP SSgA International Index Fund
     LVIP SSgA Large Cap 100 Fund
     LVIP SSgA S&P 500 Index Fund
     LVIP SSgA Small-Cap Index Fund
     LVIP SSgA Small-Mid Cap 200 Fund
     LVIP T. Rowe Price Growth Stock Fund
     LVIP T. Rowe Price Structured Mid-Cap Growth Fund


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     LVIP Templeton Growth Fund
     LVIP Turner Mid-Cap Growth Fund
     LVIP Wells Fargo Intrinsic Value Fund
     LVIP Wilshire Aggressive Profile Fund
     LVIP Wilshire Conservative Profile Fund
     LVIP Wilshire Moderate Profile Fund
     LVIP Wilshire Moderately Aggressive Profile Fund
     LVIP Wilshire 2010 Profile Fund
     LVIP Wilshire 2020 Profile Fund
     LVIP Wilshire 2030 Profile Fund
     LVIP Wilshire 2040 Profile Fund


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